UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(d) of the
SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of Earliest Event Reported): October 22, 2007

FUQI INTERNATIONAL, INC.
(Exact Name of Registrant as Specified in Charter)

Delaware	000-52383	20-1579407
(State or other jurisdiction	(Commission	(IRS Employer
of incorporation)	File Number)	Identification No.)

5/F., Block 1, Shi Hua Industrial Zone Cui Zhu Road North Shenzhen, 518019 People’s Republic of China	N/A
(Address of principal executive offices)	(Zip code)

Registrant’s telephone number, including area code:	+86 (755) 2580-1888

N/A
(Former Name or Former Address, If Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.03 Amendments to Articles of Incorporation or Bylaws; Change in Fiscal Year

On October 22, 2007, effective at 12:01 am EST, Fuqi International, Inc. (the “Company”) effected a reverse stock split pursuant to a Certificate of Amendment to its Articles of Incorporation, in accordance with the provisions of Section 242 of the General Corporation Law of the State of Delaware, filed with the Delaware Secretary of State whereby each 1.69 shares of the Company’s issued and outstanding common stock (“Common Stock”) was converted into one validly issued, fully paid and nonassessable share of Common Stock of the Company (the “Reverse Stock Split”). The Company did not issue any fractional shares in connection with the Reverse Stock Split and any fraction resulting from the Reverse Stock Split computation was rounded up to the next whole share.

A copy of the Certificate of Amendment is attached to this Current Report on Form 8-K as Exhibit 3.1.

Item 7.01 Regulation FD Disclosure

On October 23, 2007, the Company issued a press release announcing its initial public offering. A copy of the October 23, 2007 press release is attached to this Current Report on Form 8-K as Exhibit 99.1.

Item 8.01 Other Events

On October 22, 2007, the Fuqi International, Inc. 2007 Equity Incentive Plan (the “Plan”) became effective. As previously disclosed in the Company’s Definitive Information Statement on Schedule 14C, on August 23, 2007, the Company’s Board of Directors adopted the Plan and the Company received the written consent of the holders of a majority of its outstanding common stock authorizing the Plan.

The purpose of the Plan is to provide additional incentive to the Company’s officers, directors, other key employees and significant consultants by encouraging them to invest in shares of the Company’s common stock, and thereby acquire a proprietary interest in the Company and an increased personal interest in its continued success and progress. The adoption of the Plan enables the Company to provide additional compensation to recognize and reward contributions to its success. Upon effectiveness of the Plan, the Fuqi International, Inc. 2006 Equity Incentive Plan was cancelled.

The Plan authorizes the issuance of options to purchase shares of common stock and the grant of stock awards. Administration of the Plan is carried out by the Company’s Board of Directors or any committee of the Board of Directors to which the Board of Directors has delegated all or a portion of responsibility for the implementation, interpretation or administration of the Plan. Company employees, officers and directors (including employees, officers and directors of the Company’s affiliates) are eligible to participate in the Plan. The administrator of the Plan will select the participants who are granted stock options or stock awards and, consistent with the terms of the Plan, will establish the terms of each stock option or stock award. The maximum period in which a stock option may be exercised will be fixed by the administrator. Under the Plan, the maximum number of shares of common stock that may be subject to stock options or stock awards is 2,366,864 shares (post-split). As of the date of this filing, the Company has not granted any securities under the Plan.

Item 9.01 Financial Statements and Exhibits.

(d) Exhibits

Exhibit Number	Description
3.1	Certificate of Amendment
99.1	Press Release dated October 23, 2007

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Date: October 24, 2007	FUQI INTERNATIONAL, INC.

	By:	/s/ Yu Kwai Chong
	Name	Yu Kwai Chong
	Title:	Chief Executive Officer

EXHIBIT INDEX

Exhibit Number	Description
3.1	Certificate of Amendment
99.1	Press Release dated October 23, 2007